UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2013

ACACIA RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-26068	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Newport Center Drive, Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 480-8300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On July 3, 2013, Paul Ryan, Chief Executive Officer and a director of Acacia Research Corporation (the “Company”), notified the board of directors of the Company of his intent to resign as Chief Executive Officer and as a director, effective July 31, 2013. Mr. Ryan’s decision to resign from the Company did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On July 3, 2013, the board of directors of the Company appointed Matthew Vella, President of the Company, to serve as Chief Executive Officer and to fill the vacancy on the board created by Mr. Ryan’s resignation, each effective August 1, 2013. Mr. Vella will continue to serve as President of the Company. Mr. Vella, age 42, joined the Company in November 2006 as Vice President of Acacia Research Group, LLC (“ARG”), a subsidiary of the Company. Mr. Vella was appointed Senior Vice President in October 2007, Executive Vice President in October 2011 and President in September 2012. Prior to joining the Company, Mr. Vella served as Senior Intellectual Property Counsel for ATI Research, Inc. from May 2005 to November 2006. Prior to joining ATI Research, Mr. Vella served in a number of licensing positions with Nortel Networks, Inc. from January 1999 to May 2005, including Lead Patent License Counsel. Mr. Vella holds a B.S. degree in Electrical Engineering from Carleton University and a J.D. degree from the University of Toronto Law School.

There are no arrangements or understandings between Mr. Vella and any other person or persons pursuant to which Mr. Vella was appointed as Chief Executive Officer or a director, and there is no family relationship between Mr. Vella and any other director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. As previously disclosed, Mr. Vella entered into an employment agreement with ARG in October 2006 pursuant to which he received $433,303 of base salary, $891,963 of bonus compensation and $3,928,400 of restricted stock awards during the last fiscal year. Except for the foregoing employment agreement and the compensation resulting therefrom, there are no transactions between the Company and Mr. Vella that are reportable pursuant to Item 404(a) of Regulation S-K. The Company did not enter into or materially amend any material plan, contract or arrangement with Mr. Vella in connection with his appointment as Chief Executive Officer or a director. A copy of Mr. Vella’s employment agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On July 5, 2013, the Company issued a press release announcing Mr. Ryan’s resignation from the Company and Mr. Vella’s appointment as Chief Executive Officer and a director. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B. 2 of Form 8-K, the information in this Item 7.01, and Exhibit 99.1 hereto, are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated October 28, 2006, by and between the Company and Matthew Vella.

99.1	Press Release issued by Acacia Research Corporation on July 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 5, 2013	ACACIA RESEARCH CORPORATION

	By:	/s/ Clayton J. Haynes
Clayton J. Haynes
Chief Financial Officer

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